                                                                      EXHIBIT 12

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                        PREFERRED DIVIDEND REQUIREMENTS
                             (DOLLARS IN MILLIONS)

                                               SIX MONTHS ENDED
                                                   JUNE 30,                 YEARS ENDED DECEMBER 31,
                                               ----------------    ------------------------------------------
                                                1998      1997      1997     1996     1995     1994     1993
                                               ------    ------    ------   ------   ------   ------   ------
Earnings:
Income from continuing operations...........   $124.9    $126.9    $113.7   $222.6   $ 20.7   $201.6   $134.8
Add(deduct):
  Adjustment for distributions in excess of
    (less than) undistributed equity
    earnings and losses(a)..................       .4       1.1       1.3      1.9       .6       --     (2.6)
  Income taxes..............................     79.9      81.1      72.7    148.4     50.2    147.5     65.1
  Amortization of interest capitalized......       .2        .4        .4       .9      2.5       .7      3.9
                                               ------    ------    ------   ------   ------   ------   ------
                                                205.4     209.5     188.1    373.8     74.0    349.8    201.2
                                               ------    ------    ------   ------   ------   ------   ------
Fixed Charges:
  Interest and other financial charges......     73.4      64.3     135.4    169.0    175.2    115.2    154.0
  Interest factor attributable to
    rentals(b)..............................     18.2      15.5      36.3     30.9     29.0     22.0     24.2
                                               ------    ------    ------   ------   ------   ------   ------
                                                 91.6      79.8     171.7    199.9    204.2    137.2    178.2
                                               ------    ------    ------   ------   ------   ------   ------
Earnings, as adjusted, from continuing
  operations................................   $297.0    $289.3    $359.8   $573.7   $278.2   $487.0   $379.4
                                               ======    ======    ======   ======   ======   ======   ======
Fixed Charges:
  Fixed charges above.......................   $ 91.6    $ 79.8    $171.7   $199.9   $204.2   $137.2   $178.2
  Interest capitalized......................       --        --       1.1      1.1      2.9      6.8      8.0
                                               ------    ------    ------   ------   ------   ------   ------
         Total fixed charges................     91.6      79.8     172.8    201.0    207.1    144.0    186.2
Dividends on preferred stock (pre-income tax
  basis) (c)................................       --        --        --       --     23.4     47.5     50.0
                                               ------    ------    ------   ------   ------   ------   ------
         Total fixed charges and preferred
           dividend requirements............   $ 91.6    $ 79.8    $172.8   $201.0   $230.5   $191.5   $236.2
                                               ======    ======    ======   ======   ======   ======   ======
Ratios:
Earnings, as adjusted, from continuing
  operations to total fixed charges.........     3.24      3.63      2.08     2.85     1.34     3.38     2.04
                                               ======    ======    ======   ======   ======   ======   ======
  Earnings, as adjusted, from continuing
    operations to total fixed charges and
    preferred dividend requirements.........     3.24      3.63      2.08     2.85     1.21     2.54     1.61
                                               ======    ======    ======   ======   ======   ======   ======

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Notes:

(a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) One-third of rental expense is deemed to be representative of interest factor in rental expense.

(c) The dividend requirements on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated at the effective income tax rate.